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                                                                    EXHIBIT 24.1

                               POWERS OF ATTORNEY

            Each person whose signature appears below hereby constitutes and appoints Tony D. Whitaker as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company of Kentucky First Federal Bancorp (the "Application"), and the Registration Statement on Form S-1 by Kentucky First Federal Bancorp and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the "OTS") or the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitute may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

         NAME                                                               DATE
        ------                                                             -------
/s/ Don D. Jennings                                                    September 7, 2004
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Don D. Jennings
President, Chief Operating Officer and Director
Kentucky First Federal Bancorp


/s/ Stephen G. Barker                                                  September 7, 2004
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Stephen G. Barker
Director
Kentucky First Federal Bancorp


/s/ Walter G. Ecton, Jr.                                               September 7, 2004
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Walter G. Ecton, Jr.
Director
Kentucky First Federal Bancorp

/s/ William D. Gorman                                                  September 7, 2004
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William D. Gorman
Director
Kentucky First Federal Bancorp


/s/ David R. Harrod                                                    September 7, 2004
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David R. Harrod
Director
Kentucky First Federal Bancorp

/s/ Herman D. Regan, Jr.                                               September 7, 2004
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Herman D. Regan, Jr.
Director
Kentucky First Federal Bancorp